Exhibit 1.1

10,350,000 SHARES

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

March 2, 2017

Canaccord Genuity Inc.

B. Riley & Co., LLC

as Representatives of the several Underwriters

c/o Canaccord Genuity Inc.

99 High Street
12th Floor
Boston, MA 02110

c/o B. Riley & Co., LLC

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A hereto (together, the “Underwriters”), for whom Canaccord Genuity Inc. and B. Riley & Co., LLC are acting as representatives (together and in such capacity, the “Representatives”), pursuant to the terms of this Underwriting Agreement (this “Agreement”), an aggregate of 10,350,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,552,500 shares of Common Stock (the “Additional Shares”).  The Firm Shares and, if and to the extent such option is exercised, the Additional Shares are hereinafter collectively referred to as the “Shares.”  The Shares are described in the Prospectus referred to below.

The Company and the Underwriters agree as follows:

1.   Sale and Purchase.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Underwriters the Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto. The pricing terms of the purchase of the Firm Shares by the Underwriters and the pricing terms of the offering of the Firm Shares to the public are as set forth on Schedule B hereto.

In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Company, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by the Representatives, on behalf of the Underwriters, at any time and from time to time in whole or in part by written notice from the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Additional Shares as to which the option is being exercised, (ii) the names and denominations in which the certificates will be delivered and (iii) the date, time and place at which such certificates will be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase may be simultaneous with, but shall not be earlier than the Time of Purchase (as defined below) and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise.  The Representatives, on behalf of the Underwriters, may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

2.   Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)       The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-198266), which was declared effective by the Commission as of September 17, 2014 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.  If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)       As of the Applicable Time (as defined below) and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase or Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, any individual Limited Use Free Writing Prospectus or the bona fide electronic road show, if any, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriters’ Information” which is defined as the information set forth in Section 15.  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 7:30 A.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule E to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)       No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Shares (the “Offering”) has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d)       At the time the Registration Statement became effective, at the date of this Agreement and at the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus became effective and at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, the Underwriters’ Information.

(e)       Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriters’ Information.

(f)        The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)       The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Representatives, on behalf of the Underwriters (which consent shall not be unreasonably withheld).  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)       Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package, or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the corporations, partnerships, or other entities listed on Schedule C attached hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

(i)        The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(j)        The shares of Common Stock to be issued and sold by the Company to the Underwriters have been duly and validly authorized and the shares of Common Stock, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(k)       The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus.  The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  Since the date provided in the General Disclosure Package, the Company has not issued any equity securities, other than Common Stock issued pursuant to the exercise of stock options or settlement of restricted stock units previously outstanding under the Company’s equity compensation plans or the issuance of Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(l)        The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m)      The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject that is material to the Company and its Subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any material violation of the provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

(n)       No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the securities or Blue Sky laws of the various states or the by-laws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Global Select Market in connection with the offer and sale of the Shares.

(o)       Deloitte & Touche LLP, who has audited certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States).  To the knowledge of the Company, except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte & Touche LLP has not been engaged by the Company or any of its Subsidiaries, as applicable, to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(p)       The financial statements, together with the related notes and schedules included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(q)       Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus (i) there has not occurred any event or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) each of the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, in each case, other than is set forth or contemplated therein.

(r)        There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package or proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s)        Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t)        Except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempted to induce any person to purchase any Shares; and has not, and has not caused its affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(u)       The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the General Disclosure Package or would not individually or in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the General Disclosure Package or would not have a Material Adverse Effect.

(v)       Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(w)      The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate have a Material Adverse Effect.

(x)       Each of the Company and its Subsidiaries maintain a system of internal accounting and other controls (A) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (B) which are effective in all material respects to perform the functions for which they were established.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (C) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(y)       No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(z)       Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)     The operations of the Company and its Subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)     Neither the Company nor any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc)     No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement.

(dd)     Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any letter of understanding between the Company and the Underwriters) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(ee)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff)      The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting of the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.  No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ Global Select Market is required for the listing and trading of the shares of Common Stock on the NASDAQ Global Select Market, except such as will have been obtained or made on or prior to the Closing Date.

(gg)     The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or is implementing the provisions thereof that are currently in effect.

(hh)     The statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ii)       Except as otherwise disclosed in the General Disclosure Package, each of the Company and its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary of the Company has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(jj)       Each of the Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.

(kk)     Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(ll)       No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Global Marketplace Rules) is required for the Company to issue and deliver the Shares to the Underwriters.

(mm)  Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity compensation plans or other employee compensation plans, pursuant to outstanding options, rights or warrants or pursuant to the Underwriting Agreement, dated November 18, 2016, by and among the Company and the Representatives.

(nn)     Except as otherwise disclosed in the General Disclosure Package, each of the Company and its Subsidiaries maintain insurance issued by nationally recognized insurers covering their respective properties, operations, personnel and businesses, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably deems adequate.  The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(oo)     The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ Global Select Market in accordance with Regulation M.

(pp)     The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters in Section 1 and (ii) the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Pricing Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, on behalf of the Underwriters, or the Registration Statement.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.   The Closing.

(a)       Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time, on March 7, 2017 (the

“Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.”  Electronic transfer of the Firm Shares shall be made to the Underwriters at the Time of Purchase in such names and in such denominations as the Underwriters shall specify. In the event the Time of Purchase shall not occur on the Closing Date, this Agreement shall immediately terminate and be of no further force and effect, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7 and 9 shall at all times be effective and shall survive such termination.

(b)       Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to the Underwriters at the Additional Time of Purchase in such names and in such denominations as the Representatives, on behalf of the Underwriters, shall specify.

(c)       Delivery of the documents required to be delivered pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., New York time, on the Closing Date or the Additional Closing Date, as the case may be, at the offices of Sullivan & Cromwell, LLP, 1888 Century Park East, 21st Floor, Los Angeles, California 90067.

4.   Further Covenants and Agreements of the Company.  The Company covenants and agrees with the Underwriters as follows:

(a)       To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives, on behalf of the Underwriters, and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives, on behalf of the Underwriters, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives, on behalf of the Underwriters, promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Representatives, on behalf of the Underwriters, for review within an amount of time that is reasonably practical under the circumstances and prior to filing, and to file no such amendment or supplement to which you shall have reasonably objected in writing; to advise the Representatives, on behalf of the Underwriters, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives, on behalf of the Underwriters, with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Representatives, on behalf of the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)       That, unless it obtains the prior consent of the Representatives, on behalf of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives, on behalf of the Underwriters, has been received (each, a “Permitted Free Writing Prospectus”).  The Company shall furnish to the Representatives, on behalf of the Underwriters, for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(c)       If at any time prior to the expiration of nine (9) months after the date when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives, on behalf of the Underwriters, and upon any Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)       To the extent not available on the Commission’s EDGAR system, to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(e)       To take promptly from time to time such actions as the Representatives, on behalf of the Underwriters, may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives, on behalf of the Underwriters, may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(f)        That the Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof, and (iv) the issuance of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (and the issuance of Common Stock pursuant to the terms of such securities convertible into or exercisable or exchangeable for Common Stock) in connection with strategic transactions involving the Company and other entities, including without limitation, merger, acquisition, joint venture, licensing, collaboration, manufacturing, development, marketing, co-promotion or distribution arrangements.  The Company will cause each director and executive officer listed on Schedule D to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Representatives, on behalf of the Underwriters.  The Company also agrees that during such ninety (90) day period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans and registration statements registering securities issued by the Company pursuant to (iv) above.

(g)       To supply the Representatives, on behalf of the Underwriters, with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h)       Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Representatives, on behalf of the Underwriters (which consent shall not be unreasonably withheld).

(i) Until the Representatives, on behalf of the Underwriters, shall have notified the Company of the completion of the Offering of the Shares, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, and except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(j)        Not to take any action prior to the Closing Date or the Additional Closing Date, if any, which would require the Prospectus to be amended or supplemented pursuant to Section 4.

(k)        To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(l)        To use its reasonable best efforts to list, effect and maintain, subject to notice of issuance, the Common Stock on the NASDAQ Global Select Market.

(m)      To use its reasonable best efforts to assist the Underwriters with any filings with FINRA and obtaining any required clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(n)       To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Shares.

(o)       Until the Representatives, on behalf of the Underwriters, shall have notified the Company of the completion of the offering of the Shares, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

5.   Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including, subject to the limitation set forth below, related fees and expenses of counsel for the Underwriters) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Shares; and (h) all other costs and expenses of the Company and the Underwriters incident to the offering of the Shares by, or the performance of the obligations of, the Company and the Underwriters under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, the Underwriters’ counsel (subject to the limitation set forth below) and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company and any Underwriter’s personnel in connection with any “road show” including, without limitation, any expenses advanced by such Underwriter on the Company’s behalf (which will be promptly reimbursed)).  Notwithstanding the foregoing provisions of this Section 5, the Company shall not be obligated to pay, or reimburse if paid by the Underwriters, costs and expenses incurred and payable by the Underwriters in excess of $75,000.

6.   Conditions to the Obligations of the Underwriters, and the Sale of the Shares.  The obligations of the Underwriters hereunder, and the closing of the sale of the Shares, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase and at any Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein (except for inaccuracies that would not result in a Material Adverse Effect), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder, and to each of the following additional terms and conditions:

(a)       No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)       The Registration Statement or any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c)       Paul Hastings LLP shall have furnished to the Representatives, on behalf of the Underwriters, such counsel’s written opinion, as counsel to the Company, addressed to the Representatives and dated the Closing Date or the Additional Closing Date, as the case may be, in the form agreed to as of the date hereof.

(d)       Sullivan & Cromwell LLP shall have furnished to the Representatives, on behalf of the Underwriters, such counsel’s written opinions, as counsel to the Underwriters, addressed to the Representatives and dated the Closing Date or the Additional Closing Date, as the case may be, in the form agreed to as of the date hereof.

(e)       Deloitte & Touche LLP shall have furnished to the Representatives, on behalf of the Underwriters, a comfort letter, addressed to the Representatives and dated the Closing Date or the Additional Closing Date, as the case may be, in the form agreed to as of the date hereof.

(f)        The Company shall have furnished to the Representatives, on behalf of the Underwriters, a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct, except for inaccuracies that would not result in a Material Adverse Effect, and the Company has complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, singly or in the aggregate, would reasonably be expected to involve a material adverse change in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company and its Subsidiaries, taken as a whole, except as set forth in the Prospectus.

(g)       Since the date of the latest audited financial statements with respect to the Company and its Subsidiaries included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock of the Company or any change in the long-term debt of the Company and its Subsidiaries, taken as a whole, or any change or any development in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(f), would result in a Material Adverse Effect.

(h)       No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect.

(i)        Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus; or (v) the Company shall have received an objection from the NASDAQ Global Select Market with respect to the listing of additional shares notification that it filed with the NASDAQ Global Select Market in connection with the Offering.

(j)        The Underwriters shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers and directors of the Company listed on Schedule C to this Agreement.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives, on behalf of the Underwriters, by notice to the Company at any time on or prior to the Closing Date and, with respect to the Additional Shares, at any time on or prior to the applicable Additional Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 6, 7 and 9 shall at all times be effective and shall survive such termination.

7.   Indemnification and Contribution.

(a)       The Company shall indemnify and hold harmless each Underwriter, each of their respective affiliates and each of their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein,

(B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)       Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)       Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel as set forth herein, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of a Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not be entitled to assume the defense of such claim), or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel approved by the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the applicable Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)       If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter hereunder less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.                          [Reserved].

9.                          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                     each Underwriter’s responsibility to the Company is solely contractual in nature, such Underwriter has been retained solely to act as an Underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company on other matters;

(b)                     the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                      the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d)                     the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto;

(e)                      the Underwriters have not and will not be rendering an opinion to the Company as to the fairness of the terms of the offering of the Shares;

(f)                       it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g)                      it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall not have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

10.                   Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnity of the Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that the several Underwriter’s responsibilities to the Company are solely contractual in nature and the several Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11.                   Survival of Indemnities, Representations, Warranties, Etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Section 7 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12.                   Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                     if to the Representatives, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to (i) Canaccord Genuity Inc., 99 High Street, 12th Floor, Boston, MA 02110, Facsimile: 617-371-3798, Attention: Equity Capital Markets; and (ii) B. Riley & Co., LLC, 11100 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025, Facsimile: (310) 966-1448, Attention: Michael Markunas; and

(c)                      if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Kratos Defense & Security Solutions, Inc., Facsimile:  (858) 812-7303, Attention:  Chief Financial Officer, 4810 Eastgate Mall, San Diego, CA 92121.

13.                   Definition of Certain Terms.  For purposes of this Agreement “business day” means any day on which the NASDAQ Stock Market is open for trading.

14.                   Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the several Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the several Underwriters each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or any Underwriter.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and any Underwriter and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.  The Company and the several Underwriters each hereby waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or the transactions contemplated hereby.

15.                   Underwriters’ Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the General Disclosure Package, the Prospectus and in the Registration Statement: the concession figure appearing in the first paragraph under the section entitled “Underwriting — Commission and Expenses” and the information contained in the second and fourth paragraphs relating to stabilization transactions under the section entitled “Underwriting — Price Stabilization and Short Positions.”

16.                   Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.                   General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neutral genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

18.                   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Deanna H. Lund
Name: Deanna Lund
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by, as of the date first above written:

CANACCORD GENUITY INC.

By:	/s/ Gregory M. Agnew
Name: Gregory M. Agnew
Title: Managing Director

B. RILEY & CO., LLC

By:	/s/ Jon Merriman
Name: Jon Merriman
Title: Sr. Managing Director, Head of Capital Markets and Advisory

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters

Underwriter	Firm Shares	Additional Shares
Canaccord Genuity Inc.	4,140,000	621,000
B. Riley & Co., LLC	4,140,000	621,000
Drexel Hamilton, LLC	690,000	103,500
Noble Capital Markets, Inc.	690,000	103,500
Seaport Global Securities LLC	690,000	103,500
Total	10,350,000	1,552,500

SCHEDULE B

Pricing Information

Number of Shares to be Sold:  10,350,000

Public Offering Price:  $7.25 per Share

Underwriting Discount:  $0.3625 per Share

Proceeds to Company (before expenses):  $6.8875 per Share

EXHIBIT A

Form of Lock-Up Agreement

Canaccord Genuity Inc.

99 High Street
12th Floor
Boston, MA 02110

B. Riley & Co., LLC

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

March 2, 2017

Re:	Kratos Defense & Security Solutions, Inc. - Public Offering of Shares

Dear Sirs:

In order to induce Canaccord Genuity Inc. and B. Riley & Co., LLC (together, the “Representatives”), on behalf of themselves, Drexel Hamilton, LLC, Noble Capital Markets, Inc. and Seaport Global Securities LLC, to enter into an underwriting agreement with Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) commencing on the date hereof and continuing for ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) transactions relating to any Beneficially Owned Shares,

Common Stock or securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the Offering, (b) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (c) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (d) in the case of a non-natural person, distributions of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to general or limited partners or stockholders or members of the undersigned, (e) in the case of a non-natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (A) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (B) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, (f) in connection with the receipt or vesting of securities issued to the undersigned by the Company pursuant to any equity incentive or other compensatory plans, the withholding by the Company or surrender of all or a portion of such securities solely in order to satisfy tax liabilities with respect to such issuance or vesting or any deemed disposition or deemed sale with respect to such securities or portion thereof or (g) transfers pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement; and provided, further, that, no public report or filing (including by any party under the Securities Exchange Act of 1934, as amended), shall be required or shall be voluntarily made during the lock-up period in connection with any transaction or transfer pursuant to clause (a), (b), (c), (d) or (e).

For the purposes of the immediately preceding paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by March 7, 2017, then upon the occurrence of any such event, this agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]

By:

Name:

Its: